                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Internet Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      Internet Communications Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                      INTERNET COMMUNICATIONS CORPORATION
                       7100 E. Belleview Ave., Suite 201
                       Greenwood Village, Colorado  80111
                           Telephone - (303) 770-7600

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On May 27, 1999

--------------------------------------------------------------------------------


TO THE SHAREHOLDERS OF INTERNET COMMUNICATIONS CORPORATION:

     An Annual Meeting of Shareholders of Internet Communications Corporation, a Colorado corporation (the "Company"), will be held at the Company's offices at 7100 E. Belleview Ave., Suite 201, Greenwood Village, Colorado 80111, on May 27, 1999 at 10:00 a.m., Denver time, to consider and take action for the purpose of:

     1.  Electing three directors;

     2.  Approving the 1999 Employee Stock Purchase Plan; and

     3. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on April 23, 1999, will be entitled to notice of and to vote at this annual meeting, or any adjournment or adjournments thereof.


     Date:  April 30, 1998      By Order of the Board of Directors:



                                John M. Couzens, President and CEO



     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                            YOUR VOTE IS IMPORTANT

                      INTERNET COMMUNICATIONS CORPORATION

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 27, 1999


     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES (IN THE FORM ENCLOSED) BY THE BOARD OF DIRECTORS OF INTERNET COMMUNICATIONS CORPORATION (THE "COMPANY", OR "INCC") TO BE USED AT THE ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING") AT 10:00 A.M. (DENVER TIME), ON MAY 27, 1999, AT THE COMPANY'S OFFICES AT 7100 E. BELLEVIEW AVE., SUITE 201, GREENWOOD VILLAGE, COLORADO 80111. THE PROXY AND PROXY STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 30, 1999.


                              PROXY SOLICITATION

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The Proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting. The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                               VOTING SECURITIES

     Shareholders of record at the close of business on April 23, 1999 will be entitled to vote on all matters. On the record date the Company had 5,617,637 shares of Company Common Stock issued and outstanding and 50,000 shares of Preferred Stock issued and outstanding (convertible into 2,222,222 shares of Common Stock). The holders of the Company Common Stock are entitled to one vote per share. The holders of Preferred Stock vote with the holders of Common Stock as a single class, with each share of Preferred Stock entitled to the number of votes that the holder would have if such shares were converted. One third of the issued and outstanding shares of the Company Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. Approval of the Stock Purchase Plan will require that the votes cast favoring the action must exceed the votes cast opposing the action. In the election of directors (Proposal One), that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors. Abstentions and "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Company Common Stock to vote on the proposal) will have no effect on either proposal. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.


                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     In December 1998 Reynaldo U. Ortiz resigned from the Board of Directors. Currently, there are seven directors serving on the Board, six of whom are currently not employees of the Company.

     The Directors and Executive Officers of the Company are as follows:

                          Term
Name                     Expires  Age  Positions and Offices Held
-----------------------  -------  ---  -------------------------------------------------------

John M. Couzens             1999   38  Director, President and Chief Executive Officer
Thomas C. Galley            1999   43  Director
Peter A. Guglielmi          2001   56  Director
William J. Maxwell          2000   56  Director
Craig D. Slater             2000   42  Director
Richard T. Liebhaber        1999   64  Director
Robert L. Smith             2001   55  Director
T. Timothy Kershisnik        n/a   41  Chief Financial Officer, Vice President, Treasurer, and
                                       Secretary
Charles R. Eazor             n/a   52  General Manager/Vice President


     The following sets forth biographical information as to the business experience of each Officer and Director of the Company for at least the past five years.

     John M. Couzens - Director, President and Chief Executive Officer. Mr. Couzens was appointed to the Company's Board of Directors in September 1996 and was named Vice President, Treasurer and General Manager of Voice Systems in March 1997. In March 1998, he was appointed Interim President and Chief Executive Officer and President and Chief Executive Officer in May 1998. He had been President and Chief Executive Officer of Interwest Communications C.S. Corporation ("Interwest") from April 1996 until September 1996 and was Vice President, Chief Financial Officer and Treasurer of Interwest Group Inc. ("Group") (the majority shareholder of the Company) from September 1994 until March 1996. He has served on the board of directors of Group since May 1996. Prior to joining Group, Mr. Couzens was Vice President and Division Manager at The Northern Trust Company. Mr. Couzens has a CPA and MBA from University of Chicago Graduate School of Business.

     Thomas C. Galley - Director.   In 1986, Mr. Galley co-founded Internet
Datacomm, Inc., which was subsequently acquired and merged into the Company. From February 1990 until March 1998, he served as the Company's President and Chief Executive Officer and remains a member of its Board of Directors.

     Peter A. Guglielmi - Director. Mr. Guglielmi was appointed to the Company's Board of Directors in July 1995. Mr. Guglielmi has served as the Executive Vice President and Chief Financial Officer of Tellabs, Inc., a major supplier of advanced networking solutions to the telecommunications industry worldwide, since 1988. Mr. Guglielmi served as President of Tellabs International, Inc., with responsibility for all activities outside the United States, from 1993 to 1997. Mr. Guglielmi also serves as a member of the Board of Directors of Tellabs, The Cherry Corporation and Uniphase Corp.

     Richard T. Liebhaber - Director. Mr. Liebhaber has been a Director of the Company since May 1997. He has been a Managing Director of Veronis, Suhler & Associates, Inc., a New York media merchant banking firm, since June 1995. Mr. Liebhaber currently serves as a member of the Board of Directors for Qwest Communications International, Inc., Alcatel Network Systems, Inc., Avici Systems, Inc., Visiting Nurse Service of New York, and Scholz Master Builders. In addition, he serves as Vice Chairman of the WPAS (Washington Performing Arts Society). From December 1985 to his retirement in May 1995, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation and as a member of its Management Committee. Mr. Liebhaber was a member of the Board of Directors of MCI Communications Corporation from July 1992 until his retirement in May 1995.

     William J. Maxwell - Director. Mr. Maxwell was elected to the Company's Board of Directors in June 1996. Mr. Maxwell is President and Chief Operating Officer of Advanced Radio Telecom Corp., a telecommunications company delivering integrated, high-speed communications solutions to businesses. Prior to joining Advanced Radio, Mr. Maxwell was Executive Vice President of ICG Communications and President and Chief Executive Officer of ICG Telecom Group, Inc., a leading competitive local exchange carrier from 1991 to 1997.

     Craig D. Slater - Director. Mr. Slater has been a Director of INCC since September 1996. Mr. Slater has been President of Anschutz Investment Company since August 1997 and Vice President- Acquisitions and Investments of both Anschutz Company (the sole shareholder of Group) and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. He has been a Director of Forest Oil Corporation since 1995, and a Director of Qwest Communications International, Inc. since February 1997.

     Robert L. Smith - Director. Mr. Smith was appointed to the Board of Directors in March 1998 and elected to a three year term in May 1998. Mr. Smith was previously appointed to the Board and served as a Director from September 1996 through June 1997 until his retirement. Prior to retiring, Mr. Smith was Vice President of Network Systems for Interwest. Prior to that he was President of Interwest from 1987 until April 1996.

     T. Timothy Kershisnik - Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. From 1992 through March 1998, Mr. Kershisnik was Vice President, Controller, Treasurer and Corporate Secretary of Grease Monkey International, Inc., a public company that franchises quick lube service stations in the United States and Mexico. From 1980 to 1992, Mr. Kershisnik was employed by KPMG LLP providing audit services to public and private companies and partnerships in the oil and gas, airlines and manufacturing industries. The last position Mr. Kershisnik held was Senior Manager. Mr. Kershisnik is a Certified Public Accountant and holds a Bachelor of Business Administration from the University of Notre Dame.

     Charles R. Eazor, Vice President/General Manager. Mr. Eazor has over 25 years of direct experience in the voice and data telecommunications industry. From 1978 to 1983, Mr. Eazor served as Manager of Business development for SPRINT. In 1983, Mr. Eazor and others purchased the interconnect subsidiaries of SPRINT and operated them as SPC until it was acquired by AIM Telephones, Inc. in 1988 where Mr. Eazor served as Senior Vice President with 22 branch offices in 8 states along the Eastern seaboard. From January 1992 through December 1997 was employed by General Analytics Corporation where he was head of the telecommunications division, GACTSI, a Government systems integrator, where he was responsible for implementing GSA's national frame relay network and the Treasury's national local telecommunications initiative. Mr. Eazor joined INCC in his current capacity in October 1998. Mr. Eazor received his Master of Business Administration from the University of Baltimore.

     Messrs. Guglielmi, Maxwell, Galley, and Smith are compensated for serving as members of the Board and receive $2,000 for each board meeting attended in person; the reimbursement of all travel and other expenses incurred in connection with such meetings; and the issuance to each outside director on an annual basis, commencing in 1997 on the anniversary date of the Director's service of $10,000 of the Corporation's stock based upon the closing per share price of the Corporation's stock on the business day next preceding the date of issuance. Messrs. Liebhaber and Slater have agreed not to receive compensation. Mr. Couzens does not receive additional compensation for being a member of the Board.

     Officers of the Company are currently elected by, and serve at the discretion of, the Board of Directors.

Directors' Meetings and Standing Committees

     Since the Annual Meeting of Shareholders on May 19, 1998, 12 meetings of the Board of Directors were held. During the last fiscal year, Peter A. Guglielmi was the only director attending fewer than 75% of the meetings of the Board of Directors.

     The Board has established standing Executive, Audit, and Compensation committees. There is no nominating or other committee performing similar functions.

     The Executive Committee, during the intervals between meetings of the Board
     -----------------------
of Directors, may exercise all of the authority of the Board of Directors in the management of the Corporation. All minutes of the Executive Committee are submitted to the next successive meeting of the Board and are recorded in the minute book of the Corporation. The current members of the Executive Committee are John M. Couzens, Chairman, William J. Maxwell and Craig D. Slater.

     The Audit Committee reviews the scope and results of the audit of the
     -------------------
Company by the Company's independent accountants and makes recommendations to the Board as to the selection of independent accountants. In addition, the Committee reviews, with the independent accountants, systems of internal control and accounting policies and procedures, and directs and supervises investigations into matters within the scope of its duties. The current members of the Audit Committee are Peter A. Guglielmi, Chairman, William J. Maxwell and Craig D. Slater.

     The Compensation Committee makes recommendations to the Board concerning
     --------------------------
matters related to compensation for certain management personnel and certain executive and management incentive and benefit plans. The current members of the Compensation Committee are Richard T. Liebhaber, Chairman, Peter A. Guglielmi, and William J. Maxwell.

Report of the Compensation Committee on Executive Compensation

     The goals of the compensation program established by the Compensation Committee are to align compensation with business objectives and corporate performance and to enable INCC to attract, retain and reward executive officers who contribute to the long-term success of the Company and thereby create value for shareholders. In order to attain these goals, the Committee's compensation policies link compensation to corporate performance.

     The principal components of the Committee's compensation program are annual cash compensation consisting of base salary and an annual incentive bonus, as well as long-term incentive compensation using stock options. In determining the amount and form of executive compensation, the Committee has considered the competitive market for senior executives, the executive's role in achieving the business objectives of the Company and the overall performance of INCC.

     The Committee believes that its compensation policies, which have been instrumental in attracting and retaining highly qualified and dedicated personnel, will be an important factor in the growth and success of the Company.

     Section 162(m) of the Code. The Company's Stock Option Plan, which was adopted by the Company's board of Directors and approved by the Company's shareholders on September 12, 1996, has been designed to comply with the requirements for "performance-based compensation" under Internal Revenue Code
Section 162(m). The Committee, however, does not have a policy precluding the payment of nondeductible compensation.

     CEO Compensation. The Company's President and Chief Executive Officer, John M. Couzens, is paid pursuant to an employment contract dated April 24, 1997. For 1998, the Committee reviewed Mr. Couzens annual base salary of $117,700 based on criteria previously set forth and by assessing a number of factors, including his individual effort, performance and contribution toward achieving the business plan and growth objectives of the Company. Based on this review, no adjustment was made to Mr. Couzens annual base salary for 1998. Incentive compensation for Mr. Couzens is tied to performance targets. These performance targets are set as part of the annual budgeting process for the Company. No bonus compensation was paid to Mr. Couzens in 1998 since these factors were not met.

     Compensation for Other Executive Officers. Base salaries for other executive officers have been set at competitive levels giving due regard to the individuals overall responsibility, experience and performance. Incentive compensation for other executive officers is recommended to the Board of Directors by the committee, in consultation with the CEO, based on factors similar to those used for establishing incentive compensation for the CEO. Incentive compensation for other executive officers is tied to performance targets. These performance targets are set as part of the annual budgeting process for the Company. No bonus compensation was paid in 1998 since these factors were not met.

     Long-term Incentive Compensation. The Committee believes that shareholders' interests are best served by encouraging key employees of INCC to develop ownership interests in the Company. The Committee primarily relies upon employee stock options granted in accordance with the provision of the Stock Option Plan. During 1998, 535,994 options were granted to employees under the Stock Option Plan, of which 290,000 were granted to named executive officers, including 120,000 which were exchanged (see Repricing of Stock Options).

                              Members of the Compensation Committee

                                    Richard T. Liebhaber, Chairman
                                    Peter A. Guglielmi
                                    William J. Maxwell


Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee are present or former officers or employees of the Company or its subsidiaries.

Executive Compensation

     The following table sets forth the total remuneration paid during the Company's fiscal year ended December 31, 1998 and the prior two years to the Chief Executive Officer, and other executive officers whose total cash and non-cash compensation exceeded $100,000.

                                                  Annual Compensation                   Long-term Compensation Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Other       Restricted                                All
                                                                    Annual          Stock        Options/      LTIP       Other
Name and                                   Salary     Bonus         Compen-       Award(s)         SARs      Pay-outs     Compen-
Principal Position                Year      ($)        ($)        sation($)/3/       ($)          (#)/4/        ($)    sation ($)/7/
------------------------------------------------------------------------------------------------------------------------------------
John M. Couzens,
President, CEO                    1998     $117,700     --            --           None          70,000         None     2,943
Vice President/General Manager    1997(1)  $106,616     --            --           None           None          None     2,523

Mary Beth Loesch (5)
President Technologies Group      1998     $163,200     --            --           None         100,000         None       --

Thomas C. Galley,
Former President, CEO (6)         1998     $160,000     --            --           None           None          None     1,000
                                  1997(1)  $145,833     --            --           None           None          None       --
                                  1996(2)  $156,000     --            --           None           None          None       --
------------------------------------------------------------------------------------------------------------------------------------

(1) Period represents 11 months ended December 31, reflecting a change in the fiscal year end.
(2)  Period presented is for the year ended January 31.
(3)  Other perquisites and benefits are less than 10% of total salary and bonus.
(4) Number of shares of Company Common Stock subject to options granted during the year indicated.
(5) Ms. Loesch has announced her resignation from the Company effective May 31, 1999
(6) Effective March 15, 1998, Mr. Galley resigned as president and CEO (see Employment Agreements).
(7) Amount represents a matching 401-K contribution made by the Company subject to a vesting schedule.

Stock Option Grants in Fiscal Year ended December 31, 1998

     The following stock option grants were made to the named executive officers for the year ended December 31, 1998.

                                                                            Potential Realizable Value at Assumed
                                                                          Annual Rates of Stock Price Appreciation
                                                                                      for Option Term
                                                                       -------------------------------------------
                          Number of        % of Total
                          Securities        Options
                          Underlying       Granted to     Exercise or
                           Options        Employees in     Base Price     Expiration
Officer                    Granted        Fiscal Year     (per share)        Date          5%            10%
------------------------------------------------------------------------------------------------------------------
John M. Couzens            70,000             13.1           2.375        10/22/08       104,554        264,960
John M. Couzens            20,000 (1)          3.7            4.25        03/14/08        53,456        135,468
Mary Beth Loesch           100,000            18.7           2.375        10/22/08       149,362        378,514
Mary Beth Loesch           100,000 (2)        18.7           4.688        01/08/08       294,826        747,146
------------------------------------------------------------------------------------------------------------------

(1)  This option was cancelled on October 23, 1998, see Repricing of Stock
     Options.
(2)  This option was cancelled on October 23, 1998, see Repricing of Stock
     Options.


Aggregate Options Exercised During 1998 and Option Values at December 31, 1998

     The following table sets forth certain information regarding options to purchase shares of Company Common Stock exercised during the Company's fiscal year ended December 31, 1998 and the number and value of exercisable and unexercisable options to purchase shares of Company Common Stock held as of the end of the Company's fiscal year by the Chief Executive Officer and other officers of the Company named in the Summary Compensation Table:

                                                                             Number of
                                                                            Securities          Value of
                                                                            Underlying         Unexercised
                                                                            Unexercised       In-the-Money
                                                                            Options at         Options at
                                                                             12/31/98           12/31/98
                                    Shares Acquired                        Exercisable/       Exercisable/
Name                                  on Exercise      Value Realized      Unexercisable    Unexercisable (1)
-----------------------------------------------------------------------------------------------------------------------
John M. Couzens                         None                --              0/70,000          $0/$113,750
Mary Beth Loesch                        None                --              0/100,000         $0/$162,500
Thomas C. Galley                       75,000           $152,325               0/0                0/0
-----------------------------------------------------------------------------------------------------------------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Company Common Stock of $4.00 at December 31, 1998, and the option exercise price per share multiplied by the number of shares subject to options.

Repricing of Stock Options

The following table sets forth the option repricing information for the named executive officers.


                                                                                                     Length of
                                         Number of    Market price     Exercise                       original
                                        securities     of stock at     price at                     option term
                                        underlying       time of        time of     New exercise    remaining at
                                       options/SARs   repricing or    repricing      price ($)         date of
Name                        Date        repriced or    amendment          or                        repricing or
                                        amended (#)       ($)          amendment                     amendment
----------------------------------------------------------------------------------------------------------------
John M. Couzens            10/23/98       50,000         $2.375         $6.25         $2.375        8 years
John M. Couzens            10/23/98       20,000          2.375          4.25          2.375        9.5 years
Mary Beth Loesch           10/23/98      100,000          2.375          4.688         2.375        9.25 years
----------------------------------------------------------------------------------------------------------------

Report on Repricing of Stock Options

     During October 1998, there was a substantial decrease in the market price of the Company's Common Stock due, in part, to the failed merger. As a result, on October 23, 1998, the Board of Directors provided the Company's officers and employees with an opportunity to exchange their options in their entirety for an equal number of non-qualified incentive options at the current market level. In doing so, the option holder agreed to a new exercise price and a new vesting schedule whereby 33% would vest at the first year anniversary of the grant and 33% each year thereafter. The exchange was done in an effort to retain the Company's quality employees and officers who had lost a significant portion of their financial interest in the Company because their stock options were "out of the money." The Company completed the Company's stock exchange for officers and employees of the Company pursuant to which stock options for 328,139 shares of Common Stock, originally issued with exercise prices ranging from $3.75 to $8.25 per share, were issued with an exercise price of $2.375 per share, which exercise price represented the last sale price of the Company's shares on October 22, 1999. Employees with stock options representing 164,162 shares did not accept the offer.

     Stock options are intended to provide incentives to the Company's officers and employees. The

Board of Directors believes that such equity incentives are a significant factor in the Company's ability to attract, retain, and motivate officers and employees who are critical to the Company's long-term success. The Board of Directors believes that such exchange is in the best interest of the Company and its shareholders.

Stock Performance Graph

     The graph below compares monthly change in cumulative total return of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market and the Nasdaq Telecommunications Stocks from December 31, 1993 through December 31, 1998 assuming an investment of $100 in the Company's Common Stock and each index.


                     COMPARISON OF CUMULATIVE TOTAL RETURN



                       [PERFORMANCE GRAPH APPEARS HERE]



Date              INCC     Nasdaq Stock Market   Nasdaq Telecommunications Stock
Dec-93             100                     100                               100
Mar-94          75.758                  95.797                            86.306
Jun-94          51.515                  91.318                            82.687
Sep-94          71.212                  98.881                            90.182
Dec-94              50                  97.752                            83.458
Mar-95          54.545                 106.578                            87.116
Jun-95              50                 121.913                             95.49
Sep-95          63.636                   136.6                           107.607
Dec-95          51.515                 138.265                           109.257
Mar-96           46.97                 144.713                           114.896
Jun-96          77.237                 156.526                            118.53
Sep-96          78.788                 162.068                            111.57
Dec-96          69.697                 170.032                           111.717
Mar-97          51.515                  160.78                           103.579
Jun-97          84.848                  190.25                           130.021
Sep-97         101.515                 222.383                             150.6
Dec-97          55.303                 208.277                           163.369
Mar-98          56.061                 243.737                           207.943
Jun-98          72.727                 250.384                           219.922
Sep-98          60.606                 226.181                           194.651
Dec-98          48.485                 293.484                           268.868

Employment Agreements

    The Company has Employee Agreements with the following Executive Officers:

John M. Couzens - Mr. Couzens has an employment agreement with the Company under
---------------
which Mr. Couzens receives a base salary of $117,700 for 1998. Under the agreement, either party may terminate employment with a sixty (60) day notice in writing. In such case, Mr. Couzens is entitled to compensation for such sixty
(60) days provided he continue to perform his services during such period.

Mary Beth Loesch - Ms. Loesch has an employment agreement with the Company under
----------------
which Ms. Loesch receives a base salary of $175,000 per year.   In the case of
termination for reasons other than those stipulated in the Agreement, Ms. Loesch will receive 100% of her base salary payable over an 18 month period payable during the normal course of payroll distributions, or as one lump sum, at the discretion of the

Company. Under the agreement, Ms. Loesch is subject to a non-compete clause for a period of 18 months. Ms. Loesch has announced her resignation from the Company effective May 31, 1999.

Thomas C. Galley - On March 15, 1998, Mr. Galley entered into a Severance
----------------
Agreement and Mutual Legal Release whereby the Company agrees to pay a total of two years severance from the date of termination from employment at a rate of $160,000 per year. The portion of unvested incentive stock options that would have vested on March 18 but for the termination of employment, became vested. Under the agreement, Mr. Galley agrees to refrain from soliciting or recruiting any of the Company's employees to work either for Mr. Galley or for a firm which Mr. Galley is associated for a period of 24 months. The agreement also stipulates that Mr. Galley may not disclose trade secrets or confidential information. All prior agreements have been terminated and each party is released from all legal claims and demands including but not limited to the Non-Compete Agreement dated December 23, 1991, the Executive Employment Agreement dated October 10, 1997, and the Buy-Sell Agreement dated May 1, 1994. On October 23, 1998, Mr. Galley entered into an Amendment to Severance Agreement and Mutual Legal Release whereby Mr. Galley received an accelerated payment of $160,000 in exchange for a reduction of $168,800 of the balance of the outstanding severance owed him by the Severance Agreement and Mutual Legal Release dated March 15, 1998.

    There are confidentiality agreements with all employees of the Company.
Such agreements generally provide that in the event of the employee's termination, the employee will not solicit, directly or indirectly, any customer of the Company or any subsidiary of the Company for a period of three years, or release Company trade secrets and proprietary information. The Company may elect to terminate the employee without cause.

    Under the 1996 Incentive Stock Plan, as amended, if the Company's assets or 50% of the outstanding Company Common Stock is sold, the outstanding options and purchase rights become fully vested and immediately exercisable.


                           RELATED PARTY TRANSACTIONS

    On December 30, 1998, the Company executed a stock purchase agreement with Interwest Group, Inc., a wholly owned subsidiary of Anschutz Company. Under the terms of the agreement, the Company issued Series A 7-1/8% convertible preferred stock, convertible at $2.25 per share, in exchange for $5.0 million. On December 30, 1998, $2.5 million was funded to the Company, of which $650,000 was restricted for payment on the Company's credit facility. Of the balance of the proceeds, $300,000 was used to pay down the note from the related party, and $1,550,000 was used for working capital. The remaining $2.5 million was funded to escrow subject to shareholder approval as required by NASDAQ corporate governance rules. On February 23, 1999, the Company received shareholder approval and the escrow was released. The Company used $850,000 to pay down the Company's credit facility, $1,300,000 to pay the balance of the note from the related party, and $350,000 for working capital purposes. As a result of this equity investment, the Company reduced its debt by $3.1 million.

    In March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note ("Note"), due March 1999. The Note bears interest at 10% and interest payments are due quarterly. The Note includes a conversion clause which allows conversion if the Note is not paid when due and carries a conversion price of $4.25 per common share. At December 31, 1998, $1,300,000 was outstanding on this note. This note was paid in full upon release of the escrowed funds as mentioned above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1999 with respect to each director and executive officer, each person who is known to the Company to be the beneficial owner of more than five percent of the Company common stock, and all directors and executive officers as a group. The Shares listed below represent ownership, whether direct or beneficial, of the Company's common stock.

                                                       Amount of Beneficial
                                                            Ownership                     Percent of Class
----------------------------------------------------------------------------------------------------------------------
John M. Couzens (1)                                          36,797                             *
7100 E. Belleview Ave., Suite 201
Greenwood Village, CO 80111

Thomas C. Galley (2)                                        480,978                            8.6%
7100 E. Belleview Ave., Suite 201
Greenwood Village, CO  80111

Peter A. Guglielmi (3)                                       13,194                             *
4951 Indiana Avenue
Lisle, IL 60532

Richard Liebhaber (4)                                     5,195,790                           65.7%
555 17th St., Suite 2400
Denver, CO  80202

William J. Maxwell (5)                                        8,772                             *
500 108th Avenue, NE, Suite 2600
Bellevue, WA 98004

Craig D. Slater (6)                                       5,197,741                           65.8%
555 17th St., Suite 2400
Denver, CO  80202

Robert L. Smith (7)                                          26,900                             *
7100 E. Belleview, Suite 201
Greenwood Village, CO 80111

T. Timothy Kershisnik  (8)                                     --                               *
7100 E. Belleview Ave., Suite 201
Greenwood Village, CO 80111

Mary Beth Loesch (9)                                          1,000                             *
7100 E. Belleview Ave., Suite 201
Greenwood Village, CO 80111

Charles R. Eazor  (10)                                         --                               *
7100 E. Belleview Ave., Suite 201
Greenwood Village, CO  80111

Interwest Group, Inc. ("Group") (11)                      5,195,790                           65.7%
555 17th St., Suite 2400
Denver, CO  80202

All Directors and Executive Officers                      5,765,382                           72.8%
as a Group (12)

_______________________________
(*) Less than one percent.

(1) Share ownership includes 36,797 shares and options to purchase 120,000 shares of which none are presently exercisable.
(2) Share ownership includes 255,220 shares of Company Common Stock owned beneficially and of record, 43,500 shares owned beneficially by virtue of his wife's ownership of said shares, 182,258 shares owned beneficially and of record in joint tenancy with his wife.
(3) Share ownership includes 1,194 shares and options to purchase 12,000 shares of which 12,000 are presently exercisable.
(4) Mr. Liebhaber is director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Liebhaber disclaims beneficial ownership of all shares held by Group.
(5) Share ownership includes 2,105 shares and options to purchase 10,000 shares of which 6,667 are presently exercisable.
(6) Mr. Slater is a director of Group. However, Mr. Slater disclaims beneficial ownership of all shares except 1,951 shares which he owns beneficially and of record.
(7)  Share ownership includes 26,900 shares owned.
(8) Share ownership includes options to purchase 50,000 shares of which none are presently exercisable.
(9) Share ownership includes 1,000 shares of Company Common Stock owned by virtue of her husband and options to purchase 100,000 shares of which none are presently exercisable. Ms. Loesch has announced her resignation from the Company effective May 31, 1999.
(10) Share ownership includes options to purchase 50,000 shares of which none are presently exercisable.
(11) Share ownership includes 2,910,410 shares of Company Common Stock owned beneficially and of record, warrants to purchase 63,158 shares, and 50,000 Series A Convertible Preferred shares, convertible into 2,222,222 common shares at $2.25 per common share. Philip F. Anschutz, the sole shareholder of Anschutz Company, the corporate parent of Group, 555 17th Street, Suite 2400, Denver, Colorado 80202, will exercise sole voting and dispositive control over these shares.
(12) Represents 11 persons as of March 31, 1999. Share ownership includes 5,197,741 shares reported in the table with respect to Mr. Slater. Mr. Slater disclaims beneficial ownership of all but 1,951 of these shares.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, all of the Company's Officers and Directors have complied with all applicable Section 16(a) filing requirements for the period ending December 31, 1998, except John M. Couzens, President and Chief Executive Officer, Robert L. Smith, Director, Mary Beth Loesch, President Technologies Group and T. Timothy Kershisnik, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, each filed a late Form 4; and Charles R. Eazor, Vice President/General Manager, filed a late Form 3. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors.


                          ELECTION OF THREE DIRECTORS

     The Company's Board of Directors has recommended the election of the three nominees listed below, each to serve a three year term. John M. Couzens, who was elected to the Board in 1996, is nominated for reelection; Thomas C. Galley, who was elected to the Board in 1986, is nominated for reelection; and Richard
T. Liebhaber, who was elected to the Board in 1996, is nominated for reelection.

     The persons named as "proxies" in the enclosed form of Proxy intend to vote for the three nominees for election as Directors unless otherwise instructed in such Proxy. If at the time of the Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors.


          A PROPOSAL TO APPROVE THE 1999 EMPLOYEE STOCK PURCHASE PLAN

GENERAL
-------

     The Board of Directors intends to adopt the Internet Communications Corporation 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the shareholders of the Company. The purpose of the Purchase Plan is to provide an incentive to employees of the Company and certain of its subsidiaries to acquire or increase an ownership interest in the Company through the purchase of shares of Common Stock. In order to receive favorable income tax treatment under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval of the Purchase Plan is required. A majority of the vote represented at the Annual Meeting by shares of Common Stock entitled to vote is required to approve the Purchase Plan.

SUMMARY OF PURCHASE PLAN
------------------------

     The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Annex A.

     Shares Available Under the Purchase Plan; Adjustments. Subject to adjustment as provided in the Purchase Plan, the number of shares of Common Stock that may be purchased by participating employees under the Purchase Plan will not in the aggregate exceed 250,000 shares, which may be originally issued or reacquired shares, including shares bought in the market or otherwise for purposes of the Purchase Plan. Such number of shares is subject to adjustment in the event of a change in the Common Stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Purchase Plan, will also be adjusted accordingly.

     Eligibility. Options under the Purchase Plan will be granted on July 1, 1999, and, thereafter through June 30, 2009, on the first day of each successive October, January, April and July (each such date being referred to herein as a "Date of Grant"). Each employee of the Company or any present or future parent or subsidiary corporation of the Company that has been designated as a "Participating Company" from time to time by the Plan administrative committee as of a Date of Grant is eligible to participate in the Purchase Plan as of such Date of Grant if such employee is regularly scheduled to work more than 20 hours per week and more than five calendar months in any calendar year.

     However, an eligible employee may not participate if such employee would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of the Company or a subsidiary, taking into account options to purchase stock and stock that may be purchased under the Purchase Plan. At the present time, no employee of the Company or a Participating Company would be prevented from participating by reason of this limitation. In addition, nonemployee directors, leased employees and independent contractors are not eligible to participate in the Purchase Plan. To the extent permitted by Section 423 of the Code and the regulations thereunder, an individual who is reclassified as a common-law employee as a result of a final court decree or the settlement of an administrative or judicial proceeding will become eligible to participate after two years of employment (including any service recharacterized as common law employment).

     Approximately 140 employees would have been eligible to participate in the Purchase Plan as of April 1, 1999.

     Participation. An eligible employee may elect to participate in the Purchase Plan for any calendar quarter during the period from July 1, 1999 to June 30, 2009, by designating a specified whole dollar amount or a whole percentage of such employee's eligible compensation to be deducted for each pay period and paid into the Purchase Plan for such employee's account. The designated percentage or whole dollar amount may not be less than 1% nor more than 15%. An eligible employee may participate in the Purchase Plan only by means of payroll deduction. No employee will be granted an option under the Purchase Plan that permits such employee's rights to purchase Common Stock to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for the calendar year in which such option is outstanding. Unless an employee's payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee's account will be used to purchase shares of Common Stock at the end of the three-month period beginning on a Date of Grant (the "Option Period"); provided, however, that the maximum number of shares of Common Stock that may be purchased by a participant under any quarterly option may not exceed 5,000 (subject to adjustment in the event of a change in the Common Stock). The per share purchase price of the Common Stock will be 85% of the lesser of the fair market value of the Common Stock on the Date of Grant or on the last day of the Option Period (the "Date of Exercise"). For all purposes under the Purchase Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the last sale price on the applicable date for shares of Common Stock made and reported through the Small Cap Market of the National Association of Securities Dealers, Inc., or such national stock exchange on which the Common Stock may then be listed and which constitutes the principal market for the Common Stock, or, if no sales of the Common Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales have been reported. Payroll deductions will be included in the general funds of the Company, free of any trust or other arrangement and may be used for any corporate purpose. No interest will be paid or credited to any participant.

     Changes In And Withdrawal of Payroll Deductions. A participant may not change the rate of his or her payroll deductions during an Option Period. However, a participant may withdraw in whole from the Purchase Plan, but not in part, at any time prior to the Date of Exercise relating to a particular Option Period by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. The Company promptly will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

     Delivery Of Shares; Restrictions On Transfer. As soon as practicable after each Date of Exercise, the Company will deliver to a custodian one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Common Stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating employees under the Purchase Plan. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and such remaining amount will be paid in cash to the custodian. Such custodian will keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Purchase Plan, and will provide each participant with quarterly or such other periodic statements with respect thereto as the administrative committee under the Purchase Plan may specify. A participant may not generally transfer or otherwise dispose of the shares for a period of six months from the Date of Exercise (or for such other period as may be specified from time to time by the administrative committee under the Purchase Plan). During this period, the custodian will retain custody of the shares.

     Termination Of Employment; Leaves Of Absence. Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant's account or (ii) exercise the participant's option for the purchase of Common Stock at the end of the Option Period. If no such election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected the second alternative.

     During a paid leave of absence approved by the Company and meeting Internal Revenue Service regulations, a participant's elected payroll deductions will continue. A participant may not contribute to the Purchase Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets Internal Revenue Service regulations, then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Purchase Plan and be used to purchase Common Stock on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence not described above, then the participant will be considered to have withdrawn from the Purchase Plan.

     Restriction Upon Assignment Of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

     Administration, Amendments And Termination. The Purchase Plan is to be administered by a committee appointed from time to time by the Board. If the Board does not appoint a committee, the Board will serve as the committee. In connection with its administration of the Purchase Plan, the committee is authorized to interpret the Purchase Plan.

     The Purchase Plan may be amended from time to time by the Board; provided, however, that no change in any option theretofore granted may be made that would impair the rights of a participant without the consent of such participant. The Board may in its discretion terminate the Purchase Plan at any time with respect to any Common Stock for which options have not theretofore been granted.

     The benefits and amounts to be received by any participant under the Purchase Plan are not currently determinable.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
---------------------------------------------

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN TRANSACTIONS UNDER THE PURCHASE PLAN BASED ON FEDERAL INCOME TAX LAWS CURRENTLY IN EFFECT. THIS SUMMARY APPLIES TO THE PURCHASE PLAN AS NORMALLY OPERATED AND IS NOT INTENDED TO PROVIDE OR SUPPLEMENT TAX ADVICE TO ELIGIBLE EMPLOYEES. THE SUMMARY CONTAINS GENERAL STATEMENTS BASED ON CURRENT U.S. FEDERAL INCOME TAX STATUTES, REGULATIONS AND CURRENTLY AVAILABLE INTERPRETATIONS THEREOF. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OR THE EFFECT, IF ANY, OF GIFT, ESTATE AND INHERITANCE TAXES. THE PURCHASE PLAN IS NOT QUALIFIED UNDER
SECTION 401(a) OF THE CODE.

     Tax Consequences To Participants. A participant's payroll deductions to purchase Common Stock are made on an after-tax basis. There is no tax liability to the participant when shares of Common Stock are purchased pursuant to the Purchase Plan. However, the participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

     If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the Option Period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (ii) 15% of the fair market value of the shares at the Date of Grant (the beginning of the Option Period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a capital loss equal to the difference between the sales price and the purchase price paid under the option.

     If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the Option Period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the Date of Exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Tax Consequences To the Company Or Participating Company. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable reporting obligations are satisfied and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE AND AS SET FORTH IN ANNEX A, WHICH IS DESIGNATED AS PROPOSAL TWO ON THE ENCLOSED PROXY.


                          COMPANY'S RELATIONSHIP WITH
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     It is expected that a representative of KPMG LLP, Denver, Colorado, the Company's independent certified public accountants for the current year will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.


                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, including audited financial statements, is enclosed herewith.


                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointees named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                             SHAREHOLDER PROPOSALS

     Any shareholder proposing to have any appropriate matter brought before the 2000 Annual Meeting of Shareholders must submit such proposal in accordance with the proxy rules of the Commission. Such proposals should be sent to the Secretary of the Company not later than January 19, 2000 to be considered for inclusion in the 2000 Proxy Statement.



                                By Order of the Board of Directors:

                                INTERNET COMMUNICATIONS CORPORATION



Date: April 30, 1999            John M. Couzens
                                President and CEO

                                                                         ANNEX A

                      INTERNET COMMUNICATIONS CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                             Effective July 1, 1999


1.   PURPOSE.

     The INTERNET COMMUNICATIONS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for employees of INTERNET COMMUNICATIONS CORPORATION (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS.

     Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

     (a) "Board" means the Board of Directors of the Company or a duly authorized committee thereof.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee appointed by the Board to administer the Plan, or if the Board does not appoint a committee, the full Board shall act as the Committee.

     (d) "Company" means Internet Communications Corporation, a Colorado corporation.

     (e) "Date of Exercise" means the last day of each Option Period.

     (f) "Date of Grant" means July 1, 1999, and, thereafter, the first day of each successive October, January, April, and July.

     (g) "Eligible Compensation" means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or (ii) a cafeteria plan (within the meaning of
Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis). If an Employee's sole compensation from the Company is commissions, then the Employee's commissions will be the Employee's Eligible Compensation for purposes of the Plan.

     (h) "Eligible Employee" means, with respect to each Date of Grant, each Employee of the Company or a Participating Company. Notwithstanding the foregoing and to the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an Employee whose customary employment with the Company or a Participating Company is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan.

     (i) "Employee" means an individual who performs services for the Company or a Participating Company whose remuneration for services rendered to the Company or a Participating Company is subject to the withholding of federal income tax under Section 3401 of the Code. In addition, the term "Employee" as used herein shall (i) have the meaning applicable under Treasury Regulation Section 1.421-7(h), (ii) shall not include a member of the Board of Directors of the Company or of a Participating Company who is not also an employee of the Company or of a Participating Company, (iii) shall not include leased employees within the meaning of Section 414(n) of the Code; and (iv) shall not include any individual
(A) who provides services to the Company, any Participating Company or any division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or
(B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code, unless the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. To the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an individual who is reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding shall become eligible to participate, if otherwise eligible under this Section 2 hereof, after two years of employment (including any period of service recharacterized as common law employment).

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Option Period" means the three month period beginning on each Date of Grant.

     (l) "Option Price" shall have the meaning assigned to such term in paragraph 8(b).

     (m) "Participant" shall mean an Eligible Employee who has elected to participate in the Plan.

     (n) "Participating Company" means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to paragraph 4.

     (o) "Plan" means this Internet Communications Corporation 1999 Employee Stock Purchase Plan, as amended from time to time.

     (p) "Restriction Period" means the period of time during which shares of Stock acquired by a participant in the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in paragraph 8(d).

     (q) "Stock" means the shares of the Company's no par value common stock.

3.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the

Company as the Committee deems appropriate.

4.   PARTICIPATING COMPANIES.

     The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

5.   ELIGIBILITY.

     Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

6.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of paragraph 13, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 250,000 shares of the authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought in the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

7.   GRANT OF OPTIONS.

     (a)  In General.

     Commencing on July 1, 1999, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in paragraph 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to subparagraph 7(d), the number of shares of Stock subject to an option for a Participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the Option Period in accordance with subparagraph 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, including fractions; provided, however, that the maximum number of shares of Stock that may be subject to any option for a Participant may not exceed 5,000 (subject to adjustment as provided in paragraph 13).

     (b) Election To Participate; Payroll Deduction Authorization.

     An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates a specified whole dollar amount or a whole percentage of his Eligible Compensation to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 15%.

     (c)  Changes In Payroll Authorization.

     The payroll deduction authorization referred to in subparagraph 7(b) may not be changed during the Option Period. However, a Participant may withdraw from the Plan as provided in paragraph 9.

     (d)  $25,000 Limitation.

     No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively feasible after the next following Date of Exercise.

     (e)  Leaves Of Absence.

     During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant's elected payroll deductions shall continue. A Participant may not contribute to the Plan during an unpaid leave of absence. If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section1.421-7(h)(2), then such Participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a Participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 7(e), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof. Further, notwithstanding the preceding provisions of this subparagraph 7(e), if a Participant takes a leave of absence that is described in the first or third sentence of this subparagraph 7(e) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof and terminated his employment for purposes of the Plan on the 91st day of such leave of absence.

     (f)  Continuing Election.

     Subject to the limitation set forth in subparagraph 7(d), a Participant (i) who has elected to participate in the Plan pursuant to subparagraph 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 7(d) shall recommence at the rate provided in such Participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the Participant changes the amount of his payroll deduction authorization pursuant to paragraph 7, withdraws from the Plan as provided in paragraph 9, or is terminated from participation in the Plan as provided in paragraph 10.

8.   EXERCISE OF OPTIONS.

     (a)  General Statement.

     Subject to the limitation set forth in subparagraph 7(d), each Participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such Participant upon such exercise is lawful.

     (b)  "Option Price" Defined.

     The term "Option Price" shall mean the per share price of Stock to be paid by each Participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last sale price on the applicable date for shares of Stock made and reported through the Small Cap Market of the National Association of Securities Dealers, Inc., or such national stock exchange on which the Stock may then be listed and which constitutes the principal market for the Stock, or, if no sales of the Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales are reported.

     (c)  Delivery Of Share Certificates.

     As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock representing options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the Participants hereunder. Any remaining amount representing a fractional share shall not be certificated (or otherwise so credited) and such remaining amount shall be paid in cash to the custodian. Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of participant accounts under the Plan, and shall provide each participating employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

     (d)  Restrictions On Transfer.

The Committee may from time to time specify with respect to a particular grant of options the Restriction Period that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of six months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. At the time of distribution of such shares, any fractional share in such Company stock account shall be converted to cash based on the fair market value of the Stock on the date of distribution and such cash shall be paid to the Participant. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 8(d) and to assure compliance with applicable laws.

9.   WITHDRAWAL FROM THE PLAN.

     (a)  General Statement.

     Any Participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the Participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

     (b)  Eligibility Following Withdrawal.

     A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

10.  TERMINATION OF EMPLOYMENT.

     (a)  General Statement.

     Except as provided in subparagraph 10(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

     (b)  Termination By Retirement, Death Or Disability.

     If the employment of a Participant terminates after such Participant has attained age 65 or due to such Participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such Participant, or such Participant's personal representative, as applicable, shall have the right to elect either to:

    (1) withdraw all of such Participant's accumulated unused payroll deductions under the Plan; or

    (2) exercise such Participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of shares of Stock, including fractions, which the accumulated payroll deductions at the date of such Participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 7(d)).

The Participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the Participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above.

11.  RESTRICTION UPON ASSIGNMENT OF OPTION.

     An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

12.  NO RIGHTS OF SHAREHOLDER UNTIL EXERCISE OF OPTION.

     With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(d), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual's account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

13.  CHANGES IN STOCK; ADJUSTMENTS.

     Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

     If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each Participant the amount of such Participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

14.  USE OF FUNDS; NO INTEREST PAID.

     All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

15.  TERM OF THE PLAN.

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such shareholder approval, and, if the shareholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each Participant the amount of such Participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after June 30, 2009.

16.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

17.  SECURITIES LAWS.

     The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the

Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

18.  NO RESTRICTION ON CORPORATE ACTION.

     Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

19.  MISCELLANEOUS PROVISIONS.

     (a) Parent And Subsidiary Corporations.

     For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

     (b)  Number And Gender.

     Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     (c)  Headings.

     The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

     (d)  Not A Contract Of Employment.

     The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

     (e)  Compliance With Applicable Laws.

     The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

     (f)  Severability.

     If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     (g)  Governing Law.

     All provisions of the Plan shall be construed in accordance with the laws of Colorado except to the extent preempted by federal law.

                      INTERNET COMMUNICATIONS CORPORATION

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints John M. Couzens, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Internet Communications Corporation held of record by the undersigned on April 23, 1999 at the Annual Meeting of Shareholders to be held on May 27, 1999, or any adjournment thereof.

1. A proposal to elect three (3) Directors.
  [_] FOR the following nominees (except as marked to the contrary)

  John M. Couzens     Thomas C. Galley     Richard T. Liebhaber

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, cross out that nominee's name above.)

2. A proposal to approve the 1999 Employee Stock Purchase Plan

                   [_] FOR       [_] AGAINST       [_] ABSTAIN

3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, Proxy Statement and Annual Report furnished therewith.

                                         Dated: _________________________, 1999

                                         ________________________________, 1999
                                         Signature(s) of Shareholder(s)

  Signature(s) should agree with names appearing hereon. Executors, administrators, trustees, guardians, and attorneys should indicate when signing. Attorneys should submit powers of attorney.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNET COMMUNICATIONS CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.